                                                                     EXHIBIT 4.9

                   FORM SERIES A PREFERRED SHARE CERTIFICATE



FORMED UNDER THE LAWS                             Series A Cumulative Redeemable
OF THE STATE OF MARYLAND                                  Preferred Stock



THIS CERTIFICATE IS TRANSFERABLE                                  Par Value $.01
     IN NEW YORK, NEW YORK
    AND BOSTON, MASSACHUSETTS

                                                             CUSIP 814137  20  4

SEE REVERSE FOR IMPORTANT NOTICE ON TRANSFER RESTRICTIONS AND OTHER INFORMATION


                     SECURITY CAPITAL ATLANTIC INCORPORATED


This Certifies that



is the owner of



          FULLY PAID AND NON-ASSESSABLE SHARES OF PREFERRED STOCK OF

SECURITY CAPITAL ATLANTIC INCORPORATED, a Corporation formed under the laws of the State of Maryland (the "Corporation"), transferable only on the books of the Corporation by the holder hereof in person or by its duly authorized Attorney upon the surrender of this Certificate properly endorsed.

     The shares of Preferred Stock evidenced by this Certificate are subject to the charter of the Corporation and the bylaws of the Corporation and any amendments thereto. The holder hereof has no interest, legal or equitable, in any specific property of the Corporation. This Certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar.

     Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:

          SEAL                                Jeffrey A. Klopf
                                              Secretary



                                              Constance B. Moore
                                              Co-Chairman



COUNTERSIGNED AND REGISTERED
      BANKBOSTON, N.A.
           TRANSFER AGENT AND REGISTRAR


________________________________________
           Authorized Signature

                     SECURITY CAPITAL ATLANTIC INCORPORATED

     The Corporation will furnish to any stockholder, on request and without charge, a full statement of the information required by Section 2-211(b) of the Corporations and Associations Article of the Annotated Code of Maryland with respect to the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption of the stock of each class which the Corporation has authority to issue and, if the Corporation is authorized to issue any preferred or special class in series, (i) the differences in the relative rights and preferences between the shares of each series to the extent set and (ii) the authority of the Board of Directors to set such rights and preferences of subsequent series. The foregoing summary does not purport to be complete and is subject to and qualified in its entirety by reference to the charter of the Corporation (the "Charter"), a copy of which will be sent without charge to each stockholder who so requests. Such request must be made to the Secretary of the Corporation at its principal office or to the Transfer Agent.

     The securities represented by this certificate are subject to restrictions on ownership and transfer for the purpose of the Corporation's maintenance of its status as a real estate investment trust under the Internal Revenue Code of 1986, as amended (the "Code"). Except as otherwise provided pursuant to the Charter, no more than 50% in value of the outstanding shares of the Corporation's stock may be owned, directly or indirectly by five or fewer individuals (as defined in the Code to include certain entities). Therefore, the Charter contains certain restrictions on ownership of more than a specified percentage of the outstanding Series A Cumulative Redeemable Preferred Stock. The Corporation will furnish information about these restrictions to any stockholder on request and without charge.

     The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

     TEN COM   -    as tenants in common
     TEN ENT   -    as tenants by the entireties
     JT TEN    -    as joint tenants with the
                    right of survivorship and not
                    as tenants in common

                    UNIF GIFT MIN ACT - _______________________________
                                             (Cust)      (Minor)
                                      under Uniform Gifts to Minors Act

                                        _______________________________
                                                   (State)

                             UNIF TRF MIN ACT - _______________________________
                                                     (Cust)         (Minor)
                                                (until age ____) under Uniform
                                                Transfers to Minors Act

                                                _______________________________
                                                             (State)


     Additional abbreviations may also be used though not in the above list.

     For Value Received, __________________________ hereby sells, assigns and transfers unto [Please insert Social Security or other identifying number of Assignee]

________________________________________________________________________________
    (please print or type name and address including zip code of Assignee)

________________________________________________________________________________


________________________________________________________________________________


____________________________________ shares of Series A Cumulative Redeemable
Preferred Stock of the Corporation represented by this Certificate, and do hereby irrevocably constitute and appoint_______________________________________
Attorney to transfer such shares on the books of the Corporation with full power of substitution in the premises.

Dated:

                                 _______________________________________________
                                 NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular, without alteration or enlargement or any change whatever.